Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Statement No. 333-260197 on Form S-8 of our report dated March 10, 2022, relating to the financial statements of Life Time Group Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 10, 2022